Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

SANDY SPRING BANCORP REPORTS SECOND QUARTER EARNINGS OF $22.8 MILLION

OLNEY, MARYLAND, July 23, 2024 — Sandy Spring Bancorp, Inc. (Nasdaq-SASR), the parent company of Sandy Spring Bank, reported net income of $22.8 million ($0.51 per diluted common share) for the quarter ended June 30, 2024, compared to net income of $20.4 million ($0.45 per diluted common share) for the first quarter of 2024 and $24.7 million ($0.55 per diluted common share) for the second quarter of 2023.

Current quarter's core earnings were $24.4 million ($0.54 per diluted common share), compared to $21.9 million ($0.49 per diluted common share) for the quarter ended March 31, 2024 and $27.1 million ($0.60 per diluted common share) for the quarter ended June 30, 2023. Core earnings exclude the after-tax impact of amortization of intangibles, investment securities gains or losses and other non-recurring or extraordinary items. The current quarter's increase in net income and core earnings as compared to the linked quarter was driven by an increase in non-interest income and net interest income coupled with lower provision for credit losses. The total provision for credit losses was $1.0 million for the second quarter of 2024 compared to $2.4 million for the previous quarter and $5.1 million for the second quarter of 2023.

“We delivered strong results in several key categories – growing core deposits, building our commercial loan portfolio and expanding the margin,” said Daniel J. Schrider, Chair, President & CEO of Sandy Spring Bank. “We have steadily improved our profitability and fully intend to maintain this trajectory throughout the balance of the year.”

Second Quarter Highlights

•Total assets at June 30, 2024 increased by 1% to $14.0 billion compared to $13.9 billion at March 31, 2024.

•Total loans increased by $119.6 million or 1% to $11.5 billion as of June 30, 2024 compared to $11.4 billion at March 31, 2024. During the current quarter, AD&C and commercial business loans and lines increased by $94.0 million and $91.9 million, respectively, while the commercial investor real estate segment declined by $64.5 million. Total residential mortgage and consumer loan portfolios remained relatively unchanged during this period.

•Deposits increased by $113.0 million or 1% to $11.3 billion at June 30, 2024 compared to $11.2 billion at March 31, 2024. This increase was entirely driven by noninterest-bearing deposits, which increased by $113.5 million during the current quarter due to higher balances in commercial and small business checking accounts. Interest-bearing deposits were relatively unchanged as $167.6 million and $99.0 million increases in money market and savings accounts, respectively, were fully offset by the $172.5 million reduction in time deposits, of which $154.7 million was related to a reduction in brokered time deposits, and the $94.6 million decline in interest checking accounts. Total deposits, excluding brokered deposits, increased by $271.2 million or 3% quarter-over-quarter and represented 94% of the total deposits as of June 30, 2024.

•The ratio of non-performing loans to total loans was 0.81% at June 30, 2024 compared to 0.74% at March 31, 2024 and 0.44% at June 30, 2023. Net charge-offs for the current quarter totaled $0.2 million.

•Net interest income for the second quarter of 2024 grew $0.9 million or 1% compared to the previous quarter and decreased by $10.2 million or 11% compared to the second quarter of 2023. Compared to the previous quarter, interest income declined by $0.9 million, while interest expense decreased by $1.8 million.

•The net interest margin was 2.46% for the second quarter of 2024 compared to 2.41% for the first quarter of 2024 and 2.73% for the second quarter of 2023. Compared to the linked quarter, the rate paid on interest-bearing liabilities decreased three basis points, while the yield on interest-earning assets rose two basis points.

•Provision for credit losses directly attributable to the funded loan portfolio was $3.0 million for the current quarter compared to $3.3 million in the previous quarter and $4.5 million in the prior year quarter. The current quarter's provision expense is a product of higher individual reserves on collateral-dependent loans along with overall growth of the loan portfolio, partially offset by lower qualitative adjustments due to the reduction in commercial investor real estate loans. In addition, during the current quarter, the reserve for unfunded commitments decreased by $1.9 million as a result of higher utilization rates on lines of credit.

•Non-interest income for the second quarter of 2024 increased by 7% or $1.2 million compared to the linked quarter and grew by 14% or $2.4 million compared to the prior year quarter. The quarter-over-quarter increase was mainly driven by higher BOLI mortality-related income, higher wealth management income, and higher income from mortgage banking activities.

•Non-interest expense for the second quarter of 2024 increased by $0.1 million compared to the first quarter of 2024 and declined by $1.0 million or 1% compared to the prior year quarter. The slight increase in non-interest expense quarter-over-quarter was primarily due to higher salaries and benefits and an increase in marketing expenses, which were offset by lower general operating expenses.

•Return on average assets (“ROA”) for the quarter ended June 30, 2024 was 0.66% and return on average tangible common equity (“ROTCE”) was 8.27% compared to 0.58% and 7.39%, respectively, for the first quarter of 2024 and 0.70% and 8.93%, respectively, for the second quarter of 2023. On a non-GAAP basis, the current quarter's core ROA was 0.70% and core ROTCE was 8.27% compared to 0.63% and 7.39%, respectively, for the previous quarter and 0.77% and 9.43%, respectively, for the second quarter of 2023.

•The GAAP efficiency ratio was 68.19% for the second quarter of 2024, compared to 69.60% for the first quarter of 2024 and 64.22% for the second quarter of 2023. The non-GAAP efficiency ratio was 65.31% for the second quarter of 2024 compared to 66.73% for the first quarter of 2024 and 60.68% for the prior year quarter. The decrease in non-GAAP efficiency ratio (reflecting an increase in efficiency) in the current quarter compared to the previous quarter was the result of higher net revenue in the current quarter coupled with relatively stable non-interest expense.

Balance Sheet and Credit Quality

Total assets were $14.0 billion at June 30, 2024, as compared to $13.9 billion at March 31, 2024. At June 30, 2024, total loans increased by $119.6 million or 1% to $11.5 billion compared to the previous quarter. Commercial investor real estate loans decreased $64.5 million or 1% quarter-over-quarter, while the AD&C and commercial business loans and lines portfolios grew $94.0 million or 9% and $91.9 million or 6%, respectively, during this period. Total residential mortgage and consumer loan portfolios remained relatively unchanged.

Deposits increased $113.0 million or 1% to $11.3 billion at June 30, 2024 compared to $11.2 billion at March 31, 2024. During this period, noninterest-bearing deposits increased $113.5 million or 4%, while interest-bearing deposits were relatively unchanged. Growth within noninterest-bearing deposit categories was driven by commercial and small business checking accounts. Within interest-bearing deposits, money market and savings accounts grew $167.6 million or 6% and $99.0 million or 6% during the current quarter, respectively. These increases were offset by the $172.5 million or 7% reduction in time deposits, of which $154.7 million was related to a reduction in brokered time deposits, and the $94.6 million or 6% decrease in interest checking accounts. Total deposits, excluding brokered deposits, increased by $271.2 million or 3% quarter-over-quarter and represented 94% of the total deposits as of June 30, 2024 compared to 93% at March 31, 2024, reflecting continued strength and stability of the core deposit base. Total uninsured deposits at June 30, 2024 were approximately 36% of total deposits.

Total borrowings were relatively unchanged at June 30, 2024 as compared to the previous quarter. At June 30, 2024, available unused sources of liquidity, which consist of available FHLB borrowings, fed funds, funds through the Federal Reserve Bank's discount window, as well as excess cash and unpledged investment securities, totaled $6.3 billion or 154% of uninsured deposits.

The tangible common equity to tangible assets ratio declined slightly to 8.85% at June 30, 2024, compared to 8.86% at March 31, 2024.

At June 30, 2024, the Company had a total risk-based capital ratio of 15.49%, a common equity tier 1 risk-based capital ratio of 11.28%, a tier 1 risk-based capital ratio of 11.28%, and a tier 1 leverage ratio of 9.70%. These risk-based capital ratios compare to a total risk-based capital ratio of 15.05%, a common equity tier 1 risk-based capital ratio of 10.96%, a tier 1 risk-based capital ratio of 10.96%, and a tier 1 leverage ratio of 9.56% at March 31, 2024. The increase across all risk-based capital ratios during the current quarter was driven by reduced risk weightings applied on certain consumer unfunded commitment categories that met the regulatory capital requirements. All of these ratios remain well in excess of the mandated minimum regulatory requirements.

Non-performing loans include non-accrual loans and accruing loans 90 days or more past due. At June 30, 2024, non-performing loans totaled $93.0 million, compared to $84.4 million at March 31, 2024 and $49.5 million at June 30, 2023. The non-

performing loans to total loans ratio was 0.81% compared to 0.74% on a linked quarter basis. These levels of non-performing loans compare to 0.44% at June 30, 2023. The current quarter's increase in non-performing loans was mainly related to several loans within the commercial owner-occupied real estate segment, which were placed on non-accrual status during the current period. All of these loans are well secured by collateral and required no individual reserves as of June 30, 2024. Total net charge-offs for the current quarter amounted to $0.2 million compared to $1.1 million for the first quarter of 2024 and $1.8 million for the second quarter of 2023.

At June 30, 2024, the allowance for credit losses was $125.9 million or 1.10% of outstanding loans and 135% of non-performing loans, compared to $123.1 million or 1.08% of outstanding loans and 146% of non-performing loans at the end of the previous quarter and $120.3 million or 1.06% of outstanding loans and 243% of non-performing loans at the end of the second quarter of 2023. The increase in the allowance for the current quarter compared to the previous quarter mainly reflects higher individual reserves on collateral-dependent non-accrual loans coupled with an overall growth of the loan portfolio experienced during the current quarter, partially offset by lower qualitative adjustments as a result of declines in investor commercial real estate loans.

Income Statement Review

Quarterly Results

Net income was $22.8 million ($0.51 per diluted common share) for the three months ended June 30, 2024 compared to $20.4 million ($0.45 per diluted common share) for the three months ended March 31, 2024 and $24.7 million ($0.55 per diluted common share) for the prior year quarter. The current quarter's core earnings were $24.4 million ($0.54 per diluted common share), compared to $21.9 million ($0.49 per diluted common share) for the previous quarter and $27.1 million ($0.60 per diluted common share) for the quarter ended June 30, 2023. The increases in the current quarter's net income and core earnings compared to the previous quarter were driven primarily by higher net interest income and non-interest income in combination with lower provision for credit losses.

Net interest income for the second quarter of 2024 increased $0.9 million or 1% compared to the previous quarter and declined $10.2 million or 11% compared to the second quarter of 2023. During the current quarter, interest income declined $0.9 million, while interest expense decreased $1.8 million, mainly driven by the $2.9 million decrease in interest expense on borrowings, as we fully paid off the Federal Reserve Bank's Bank Term Funding Program facility during the previous quarter. The rising interest rate environment was primarily responsible for a $7.0 million year-over-year increase in interest income. This growth in interest income was more than offset by the $17.1 million year-over-year growth in interest expense as funding costs have also risen in response to the rising rate environment and significant competition for deposits.

The net interest margin was 2.46% for the second quarter of 2024 compared to 2.41% for the first quarter of 2024 and 2.73% for the second quarter of 2023. The increase in the net interest margin during the current quarter was a result of a two basis point increase in the yield earned on interest-earning assets coupled with a three basis points decrease in the rate paid on interest-bearing liabilities. As compared to the prior year quarter, the yield on interest-earning assets increased 28 basis points while the rate paid on interest-bearing liabilities rose 68 basis points, resulting in net interest margin compression of 27 basis points. The rate and yield increases year-over-year were driven by the higher interest rate environment, competition for deposits in the market, and customer movement of excess funds out of noninterest-bearing accounts into higher yielding products.

The total provision for credit losses was $1.0 million for the second quarter of 2024 compared to $2.4 million for the previous quarter and $5.1 million for the second quarter of 2023. The provision for credit losses directly attributable to the funded loan portfolio was $3.0 million for the current quarter compared to $3.3 million for the first quarter of 2024 and $4.5 million for the second quarter of 2023. The current quarter's provision is mainly a reflection of higher individual reserves on collateral-dependent non-accrual loans, based on updated valuations of collateral, in combination with the quarterly loan growth, partially offset by lower qualitative adjustments due to a reduction in commercial investor real estate loans. In addition, during the current quarter, the reserve for unfunded commitments decreased by $1.9 million as a result of higher utilization rates on lines of credit.

Non-interest income for the second quarter of 2024 increased by 7% or $1.2 million compared to the linked quarter and grew by 14% or $2.4 million compared to the prior year quarter. The current quarter's increase in non-interest income as compared to the previous quarter was mainly driven by the $0.7 million increase in BOLI income, due to the receipt of death proceeds, and the $0.5 million increase in wealth management income, due to the $50.2 million or 1% growth in assets under management quarter-over-quarter and the overall favorable market performance. In addition, income from mortgage banking activities increased by $0.2 million during the current quarter compared to the previous quarter reflecting increased gains realized on greater sales volumes during the current period.

Non-interest expense for the second quarter of 2024 increased $0.1 million compared to the first quarter of 2024 and declined $1.0 million or 1% compared to the second quarter of 2023. The quarter-over-quarter increase is predominantly attributable to the

$1.1 million increase in salaries and benefits coupled with the $0.5 million increase in marketing expense. These increases were fully offset by lower general operating expenses, which declined by $1.8 million.

For the second quarter of 2024, the GAAP efficiency ratio was 68.19% compared to 69.60% for the first quarter of 2024 and 64.22% for the second quarter of 2023. The GAAP efficiency ratio rose from the prior year quarter primarily as a result of the 7% decrease in GAAP revenue, while GAAP non-interest expense stayed relatively unchanged. The non-GAAP efficiency ratio was 65.31% for the current quarter as compared to 66.73% for the first quarter of 2024 and 60.68% for the second quarter of 2023. The increase in the non-GAAP efficiency ratio (reflecting a decrease in efficiency) from the second quarter of the prior year to the current year quarter was primarily the result of the 7% decline in non-GAAP revenue.

ROA for the quarter ended June 30, 2024 was 0.66% and ROTCE was 8.27% compared to 0.58% and 7.39%, respectively, for the first quarter of 2024 and 0.70% and 8.93%, respectively, for the second quarter of 2023. On a non-GAAP basis, the current quarter's core ROA was 0.70% and core ROTCE was 8.27% compared to 0.63% and 7.39% for the first quarter of 2024 and 0.77% and 9.43%, respectively, for the second quarter of 2023.

Year-to-Date Results

The Company recorded net income of $43.2 million for the six months ended June 30, 2024 compared to net income of $76.0 million for the same period in the prior year. Core earnings were $46.3 million for the six months ended June 30, 2024 compared to $79.4 million for the same period in the prior year. Year-to-date net income and core earnings declined as a result of lower net interest income in combination with higher provision for credit losses.

For the six months ended June 30, 2024, net interest income decreased $28.1 million compared to the prior year as a result of the $49.8 million increase in interest expense, partially offset by the $21.6 million increase in interest income. The increase in interest expense was driven by the interest expense on deposits, primarily associated with savings and time deposit accounts. The net interest margin declined to 2.44% for the six months ended June 30, 2024, compared to 2.86% for the prior year, primarily as a result of higher funding costs due to the rising interest rate environment and market competition for deposits during the period.

The provision for credit losses for the six months ended June 30, 2024 amounted to $3.4 million as compared to a credit of $16.5 million for 2023. The provision for the six months ended June 30, 2024 was primarily due to adjustments applied to specific industries within the commercial real estate segment during the first quarter of 2024. The prior year's credit to provision was mainly attributable to the improving regional forecasted unemployment rate observed during the first half of 2023, and the declining probability of economic recession.

For the six months ended June 30, 2024, non-interest income increased 15% to $38.0 million compared to $33.1 million for 2023.
During the current year, wealth management income increased $2.4 million or 13%, as assets under management increased $472.8 million or 8% year-over-year. In addition, BOLI mortality-related income and service charges on deposit accounts both increased $0.8 million.

Non-interest expense increased to $136.1 million for the six months ended June 30, 2024, compared to $135.4 million for 2023. The drivers of the increase in non-interest expense were the $2.0 million increase in professional fees, the $1.6 million increase in amortization of intangible assets, the $1.3 million increase in FDIC expense, and the $1.2 million increase in general operating expenses. These year-over-year increases were offset by the $5.4 million decrease in compensation and benefits, as the prior year period included severance related expenses associated with staffing adjustments, and the $1.1 million decrease in marketing expense.

For the six months ended June 30, 2024, the GAAP efficiency ratio was 68.89% compared to 61.31% for the same period in 2023. The non-GAAP efficiency ratio for the current year was 66.01% compared to 58.73% for the prior year. The growth in the current year’s GAAP and non-GAAP efficiency ratios compared to the prior year, indicating a decline in efficiency, was the result of the declines in GAAP and non-GAAP revenues combined with the growth in GAAP and non-GAAP non-interest expenses.

Explanation of Non-GAAP Financial Measures

This news release contains financial information and performance measures determined by methods other than in accordance with generally accepted accounting principles in the United States (“GAAP”). The Company’s management believes that the supplemental non-GAAP information provides a better comparison of period-to-period operating performance. Additionally, the Company believes this information is utilized by regulators and market analysts to evaluate a company’s financial condition and, therefore, such information is useful to investors. Non-GAAP measures used in this release consist of the following:

•Tangible common equity and related measures are non-GAAP measures that exclude the impact of goodwill and other intangible assets.
•The non-GAAP efficiency ratio excludes amortization of intangible assets, investment securities gains/(losses), severance expense, contingent payment expense, and includes tax-equivalent income.
•Core earnings and the related measures of core earnings per diluted common share, core return on average assets and core return on average tangible common equity reflect net income exclusive of amortization of intangible assets, investment securities gains/(losses) and other non-recurring or extraordinary items, on a net of tax basis.
•Pre-tax pre-provision net income excludes income tax expense and the provision (credit) for credit losses.

These disclosures should not be viewed as a substitute for financial results in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Please refer to the non-GAAP Reconciliation tables included with this release for a reconciliation of these non-GAAP measures to the most directly comparable GAAP measure.

Conference Call

The Company’s management will host a conference call to discuss its second quarter results today at 2:00 p.m. (ET). A live Webcast of the conference call is available through the Investor Relations section of the Sandy Spring Website at www.sandyspringbank.com. Participants may call 1-833-470-1428. Please use the following access code: 340278. Visitors to the Website are advised to log on 10 minutes ahead of the scheduled start of the call. An internet-based replay will be available on the website until August 6, 2024. A replay of the teleconference will be available through the same time period by calling 1-866-813-9403 under conference call number 846010.

About Sandy Spring Bancorp, Inc.

Sandy Spring Bancorp, Inc., headquartered in Olney, Maryland, is the holding company for Sandy Spring Bank, a premier community bank in the Greater Washington, D.C. region. With over 50 locations, the bank offers a broad range of commercial and retail banking, mortgage, private banking, and trust services throughout Maryland, Virginia, and Washington, D.C. Through its subsidiaries, Rembert Pendleton Jackson and West Financial Services, Inc., Sandy Spring Bank also offers a comprehensive menu of wealth management services.

Category: Webcast
Source: Sandy Spring Bancorp, Inc.
Code: SASR-E

For additional information or questions, please contact:
Daniel J. Schrider, Chair, President & Chief Executive Officer, or
Charles S. Cullum, E.V.P. & Chief Financial Officer
Sandy Spring Bancorp
17801 Georgia Avenue
Olney, Maryland 20832
1-800-399-5919
Email: DSchrider@sandyspringbank.com
CCullum@sandyspringbank.com

Website: www.sandyspringbank.com
Media Contact:
Samantha Price, Vice President
301-260-3614
sprice@sandyspringbank.com

Forward-Looking Statements

Sandy Spring Bancorp’s forward-looking statements are subject to significant risks and uncertainties that may cause actual results to differ materially from those in such statements. These risks and uncertainties include, but are not limited to, the risks identified in our quarterly and annual reports and the following: changes in general business and economic conditions nationally or in the markets that we serve; changes in consumer and business confidence, investor sentiment, or consumer spending or savings behavior; changes in the level of inflation; changes in the demand for loans, deposits and other financial services that we provide; the possibility that future credit losses may be higher than currently expected; the impact of the interest rate environment on our business, financial condition and results of operations; the impact of compliance with changes in laws, regulations and regulatory interpretations, including changes in income taxes; changes in credit ratings assigned to us or our subsidiaries; the ability to realize benefits and cost savings from, and limit any unexpected liabilities associated with, any business combinations; competitive pressures among financial services companies; the ability to attract, develop and retain qualified employees; our ability to maintain the security of our data processing and information technology systems; the impact of changes in accounting policies, including the introduction of new accounting standards; the impact of judicial or regulatory proceedings; the impact of fiscal and governmental policies of the United States federal government; the impact of health emergencies, epidemics or pandemics; the effects of climate change; and the impact of natural disasters, extreme weather events, military conflict, terrorism or other geopolitical events. Sandy Spring Bancorp provides greater detail regarding some of these factors in its Form 10-K for the year ended December 31, 2023, including in the Risk Factors section of that report, and in its other SEC reports. Sandy Spring Bancorp’s forward-looking statements may also be subject to other risks and uncertainties, including those that it may discuss elsewhere in this news release or in its filings with the SEC, accessible on the SEC’s Web site at www.sec.gov.

Sandy Spring Bancorp, Inc. and Subsidiaries
FINANCIAL HIGHLIGHTS - UNAUDITED

	Three Months Ended June 30,		% Change	Six Months Ended June 30,		% Change
(Dollars in thousands, except per share data)	2024	2023		2024	2023
Results of operations:
Net interest income	$80,285	$90,471	(11)%	$159,628	$187,773	(15)%
Provision/ (credit) for credit losses	1,020	5,055	(80)%	3,408	(16,481)	N/M
Non-interest income	19,587	17,176	14	37,954	33,127	15
Non-interest expense	68,104	69,136	(1)	136,110	135,441	—
Income before income tax expense	30,748	33,456	(8)	58,064	101,940	(43)
Net income	22,807	24,745	(8)	43,179	75,998	(43)

Net income attributable to common shareholders	$22,800	$24,712	(8)	$43,145	$75,821	(43)
Pre-tax pre-provision net income (1)	$31,768	$38,511	(18)	$61,472	$85,459	(28)

Return on average assets	0.66%	0.70%		0.62%	1.09%
Return on average common equity	5.81%	6.46%		5.49%	10.12%
Return on average tangible common equity (1)	8.27%	8.93%		7.83%	13.88%
Net interest margin	2.46%	2.73%		2.44%	2.86%
Efficiency ratio - GAAP basis (2)	68.19%	64.22%		68.89%	61.31%
Efficiency ratio - Non-GAAP basis (2)	65.31%	60.68%		66.01%	58.73%

Per share data:
Basic net income per common share	$0.51	$0.55	(7)%	$0.96	$1.69	(43)%
Diluted net income per common share	$0.51	$0.55	(8)	$0.96	$1.69	(43)
Weighted average diluted common shares	45,145,214	44,888,759	1	45,113,019	44,876,873	1
Dividends declared per share	$0.34	$0.34	—	$0.68	$0.68	—
Book value per common share	$35.45	$34.31	3	$35.45	$34.31	3
Tangible book value per common share (1)	$26.72	$25.82	4	$26.72	$25.82	4
Outstanding common shares	45,109,671	44,862,369	1	45,109,671	44,862,369	1

Financial condition at period-end:
Investment securities	$1,401,511	$1,463,554	(4)%	$1,401,511	$1,463,554	(4)%
Loans	11,483,921	11,369,639	1	11,483,921	11,369,639	1
Assets	14,008,343	13,994,545	—	14,008,343	13,994,545	—
Deposits	11,340,228	10,958,922	3	11,340,228	10,958,922	3
Stockholders' equity	1,599,004	1,539,032	4	1,599,004	1,539,032	4

Capital ratios:
Tier 1 leverage (3)	9.70%	9.42%		9.70%	9.42%
Common equity tier 1 capital to risk-weighted assets (3)	11.28%	10.65%		11.28%	10.65%
Tier 1 capital to risk-weighted assets (3)	11.28%	10.65%		11.28%	10.65%
Total regulatory capital to risk-weighted assets (3)	15.49%	14.60%		15.49%	14.60%
Tangible common equity to tangible assets (4)	8.85%	8.51%		8.85%	8.51%
Average equity to average assets	11.32%	10.89%		11.29%	10.80%

Credit quality ratios:
Allowance for credit losses to loans	1.10%	1.06%		1.10%	1.06%
Non-performing loans to total loans	0.81%	0.44%		0.81%	0.44%
Non-performing assets to total assets	0.68%	0.36%		0.68%	0.36%
Allowance for credit losses to non-performing loans	135.35%	243.21%		135.35%	243.21%
Annualized net charge-offs/ (recoveries) to average loans (5)	0.01%	0.06%		0.02%	0.03%

N/M - not meaningful
(1)Represents a non-GAAP measure.
(2)The efficiency ratio - GAAP basis is non-interest expense divided by net interest income plus non-interest income from the Condensed Consolidated Statements of Income. The traditional efficiency ratio - Non-GAAP basis excludes intangible asset amortization, and contingent payment expense from non-interest expense; and investment securities gains/ (losses) from non-interest income; and adds the tax-equivalent adjustment to net interest income. See the Reconciliation Table included with these Financial Highlights.
(3)Estimated ratio at June 30, 2024.
(4)The tangible common equity to tangible assets ratio is a non-GAAP ratio that divides assets excluding goodwill and other intangible assets into stockholders' equity after deducting goodwill and other intangible assets. See the Reconciliation Table included with these Financial Highlights.
(5)Calculation utilizes average loans, excluding residential mortgage loans held-for-sale.

Sandy Spring Bancorp, Inc. and Subsidiaries
RECONCILIATION TABLE - UNAUDITED (CONTINUED)
OPERATING EARNINGS - METRICS

	Three Months Ended June 30,		Six Months Ended June 30,
(Dollars in thousands)	2024	2023	2024	2023
Core earnings (non-GAAP):
Net income (GAAP)	$22,807	$24,745	$43,179	$75,998
Plus/ (less) non-GAAP adjustments (net of tax)(1):
Amortization of intangible assets	1,593	946	3,137	1,919
Severance expense	—	1,445	—	1,445
Contingent payment expense	—	—	—	27
Core earnings (Non-GAAP)	$24,400	$27,136	$46,316	$79,389

Core earnings per diluted common share (non-GAAP):
Weighted average common shares outstanding - diluted (GAAP)	45,145,214	44,888,759	45,113,019	44,876,873

Earnings per diluted common share (GAAP)	$0.51	$0.55	$0.96	$1.69
Core earnings per diluted common share (non-GAAP)	$0.54	$0.60	$1.03	$1.77

Core return on average assets (non-GAAP):
Average assets (GAAP)	$13,956,261	$14,094,653	$14,009,099	$14,022,364

Return on average assets (GAAP)	0.66%	0.70%	0.62%	1.09%
Core return on average assets (non-GAAP)	0.70%	0.77%	0.66%	1.14%

Return/ Core return on average tangible common equity (non-GAAP):
Net Income (GAAP)	$22,807	$24,745	$43,179	$75,998
Plus: Amortization of intangible assets (net of tax)	1,593	946	3,137	1,919
Net income before amortization of intangible assets	$24,400	$25,691	$46,316	$77,917

Average total stockholders' equity (GAAP)	$1,579,582	$1,535,465	$1,582,242	$1,513,817
Average goodwill	(363,436)	(363,436)	(363,436)	(363,436)
Average other intangible assets, net	(29,874)	(18,074)	(29,567)	(18,724)
Average tangible common equity (non-GAAP)	$1,186,272	$1,153,955	$1,189,239	$1,131,657

Return on average tangible common equity (non-GAAP)	8.27%	8.93%	7.83%	13.88%
Core return on average tangible common equity (non-GAAP)	8.27%	9.43%	7.83%	14.15%
(1) Tax adjustments have been determined using the combined marginal federal and state rate of 25.37% and 25.47% for 2024 and 2023, respectively.

Sandy Spring Bancorp, Inc. and Subsidiaries
RECONCILIATION TABLE - UNAUDITED

	Three Months Ended June 30,		Six Months Ended June 30,
(Dollars in thousands)	2024	2023	2024	2023
Pre-tax pre-provision net income:
Net income (GAAP)	$22,807	$24,745	$43,179	$75,998
Plus/ (less) non-GAAP adjustments:
Income tax expense	7,941	8,711	14,885	25,942
Provision/ (credit) for credit losses	1,020	5,055	3,408	(16,481)
Pre-tax pre-provision net income (non-GAAP)	$31,768	$38,511	$61,472	$85,459

Efficiency ratio (GAAP):
Non-interest expense	$68,104	$69,136	$136,110	$135,441

Net interest income plus non-interest income	$99,872	$107,647	$197,582	$220,900

Efficiency ratio (GAAP)	68.19%	64.22%	68.89%	61.31%

Efficiency ratio (Non-GAAP):
Non-interest expense	$68,104	$69,136	$136,110	$135,441
Less non-GAAP adjustments:
Amortization of intangible assets	2,135	1,269	4,204	2,575
Severance expense	—	1,939	—	1,939
Contingent payment expense	—	—	—	36
Non-interest expense - as adjusted	$65,969	$65,928	$131,906	$130,891

Net interest income plus non-interest income	$99,872	$107,647	$197,582	$220,900
Plus non-GAAP adjustment:
Tax-equivalent income	1,139	1,006	2,238	1,976
Less/ (plus) non-GAAP adjustment:
Investment securities gains/ (losses)	—	—	—	—
Net interest income plus non-interest income - as adjusted	$101,011	$108,653	$199,820	$222,876

Efficiency ratio (Non-GAAP)	65.31%	60.68%	66.01%	58.73%

Tangible common equity ratio:
Total stockholders' equity	$1,599,004	$1,539,032	$1,599,004	$1,539,032
Goodwill	(363,436)	(363,436)	(363,436)	(363,436)
Other intangible assets, net	(30,087)	(17,280)	(30,087)	(17,280)
Tangible common equity	$1,205,481	$1,158,316	$1,205,481	$1,158,316

Total assets	$14,008,343	$13,994,545	$14,008,343	$13,994,545
Goodwill	(363,436)	(363,436)	(363,436)	(363,436)
Other intangible assets, net	(30,087)	(17,280)	(30,087)	(17,280)
Tangible assets	$13,614,820	$13,613,829	$13,614,820	$13,613,829

Tangible common equity ratio	8.85%	8.51%	8.85%	8.51%

Outstanding common shares	45,109,671	44,862,369	45,109,671	44,862,369
Tangible book value per common share	$26.72	$25.82	$26.72	$25.82

Sandy Spring Bancorp, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF CONDITION - UNAUDITED

(Dollars in thousands)	June 30, 2024	December 31, 2023
Assets
Cash and due from banks	$84,464	$82,257
Federal funds sold	—	245
Interest-bearing deposits with banks	322,246	463,396
Cash and cash equivalents	406,710	545,898
Residential mortgage loans held for sale (at fair value)	18,961	10,836
Investments held-to-maturity (fair values of $187,389 and $200,411 at June 30, 2024 and December 31, 2023, respectively)	226,233	236,165
Investments available-for-sale (at fair value)	1,101,846	1,102,681
Other investments, at cost	73,432	75,607
Total loans	11,483,921	11,366,989
Less: allowance for credit losses - loans	(125,863)	(120,865)
Net loans	11,358,058	11,246,124
Premises and equipment, net	58,212	59,490
Other real estate owned	2,700	—
Accrued interest receivable	46,668	46,583
Goodwill	363,436	363,436
Other intangible assets, net	30,087	28,301
Other assets	322,000	313,051
Total assets	$14,008,343	$14,028,172

Liabilities
Noninterest-bearing deposits	$2,931,405	$2,914,161
Interest-bearing deposits	8,408,823	8,082,377
Total deposits	11,340,228	10,996,538
Securities sold under retail repurchase agreements	75,038	75,032
Federal Reserve Bank borrowings	—	300,000
Advances from FHLB	500,000	550,000
Subordinated debt	371,101	370,803
Total borrowings	946,139	1,295,835
Accrued interest payable and other liabilities	122,972	147,657
Total liabilities	12,409,339	12,440,030

Stockholders' equity
Common stock -- par value $1.00; shares authorized 100,000,000; shares issued and outstanding 45,109,671 and 44,913,561 at June 30, 2024 and December 31, 2023, respectively.	45,110	44,914
Additional paid in capital	745,336	742,243
Retained earnings	910,552	898,316
Accumulated other comprehensive loss	(101,994)	(97,331)
Total stockholders' equity	1,599,004	1,588,142
Total liabilities and stockholders' equity	$14,008,343	$14,028,172

Sandy Spring Bancorp, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED

	Three Months Ended June 30,		Six Months Ended June 30,
(Dollars in thousands, except per share data)	2024	2023	2024	2023
Interest income:
Interest and fees on loans	$151,335	$144,274	$301,970	$284,001
Interest on loans held for sale	309	307	437	459
Interest on deposits with banks	4,424	4,922	11,210	7,608
Interest and dividend income on investment securities:
Taxable	7,216	6,848	13,879	13,856
Tax-advantaged	1,826	1,795	3,623	3,565
Interest on federal funds sold	3	4	8	8
Total interest income	165,113	158,150	331,127	309,497
Interest expense:
Interest on deposits	74,409	51,325	147,775	92,113
Interest on retail repurchase agreements and federal funds purchased	1,052	4,191	4,438	6,295
Interest on advances from FHLB	5,420	8,216	11,393	15,423
Interest on subordinated debt	3,947	3,947	7,893	7,893
Total interest expense	84,828	67,679	171,499	121,724
Net interest income	80,285	90,471	159,628	187,773
Provision/ (credit) for credit losses	1,020	5,055	3,408	(16,481)
Net interest income after provision/ (credit) for credit losses	79,265	85,416	156,220	204,254
Non-interest income:
Service charges on deposit accounts	2,939	2,606	5,756	4,994
Mortgage banking activities	1,621	1,817	2,995	3,062
Wealth management income	10,455	9,031	20,413	18,023
Income from bank owned life insurance	1,816	1,251	2,976	2,158
Bank card fees	445	447	858	865
Other income	2,311	2,024	4,956	4,025
Total non-interest income	19,587	17,176	37,954	33,127
Non-interest expense:
Salaries and employee benefits	37,821	40,931	74,519	79,857
Occupancy expense of premises	4,805	4,764	9,621	9,611
Equipment expenses	3,868	3,760	7,831	7,877
Marketing	1,288	1,589	2,030	3,132
Outside data services	3,286	2,853	6,389	5,367
FDIC insurance	2,951	2,375	5,862	4,513
Amortization of intangible assets	2,135	1,269	4,204	2,575
Professional fees and services	4,946	4,161	9,826	7,845
Other expenses	7,004	7,434	15,828	14,664
Total non-interest expense	68,104	69,136	136,110	135,441
Income before income tax expense	30,748	33,456	58,064	101,940
Income tax expense	7,941	8,711	14,885	25,942
Net income	$22,807	$24,745	$43,179	$75,998

Net income per share amounts:
Basic net income per common share	$0.51	$0.55	$0.96	$1.69
Diluted net income per common share	$0.51	$0.55	$0.96	$1.69
Dividends declared per share	$0.34	$0.34	$0.68	$0.68

Sandy Spring Bancorp, Inc. and Subsidiaries
HISTORICAL TRENDS - QUARTERLY FINANCIAL DATA - UNAUDITED

	2024		2023
(Dollars in thousands, except per share data)	Q2	Q1	Q4	Q3	Q2	Q1
Profitability for the quarter:
Tax-equivalent interest income	$166,252	$167,113	$166,729	$163,479	$159,156	$152,317
Interest expense	84,828	86,671	83,920	77,330	67,679	54,045
Tax-equivalent net interest income	81,424	80,442	82,809	86,149	91,477	98,272
Tax-equivalent adjustment	1,139	1,099	1,113	1,068	1,006	970
Provision/ (credit) for credit losses	1,020	2,388	(3,445)	2,365	5,055	(21,536)
Non-interest income	19,587	18,367	16,560	17,391	17,176	15,951
Non-interest expense	68,104	68,006	67,142	72,471	69,136	66,305
Income before income tax expense	30,748	27,316	34,559	27,636	33,456	68,484
Income tax expense	7,941	6,944	8,459	6,890	8,711	17,231
Net income	$22,807	$20,372	$26,100	$20,746	$24,745	$51,253
GAAP financial performance:
Return on average assets	0.66%	0.58%	0.73%	0.58%	0.70%	1.49%
Return on average common equity	5.81%	5.17%	6.70%	5.35%	6.46%	13.93%
Return on average tangible common equity	8.27%	7.39%	9.26%	7.42%	8.93%	19.10%
Net interest margin	2.46%	2.41%	2.45%	2.55%	2.73%	2.99%
Efficiency ratio - GAAP basis	68.19%	69.60%	68.33%	70.72%	64.22%	58.55%
Non-GAAP financial performance:
Pre-tax pre-provision net income	$31,768	$29,704	$31,114	$30,001	$38,511	$46,948
Core after-tax earnings	$24,400	$21,916	$27,147	$27,766	$27,136	$52,253
Core return on average assets	0.70%	0.63%	0.76%	0.78%	0.77%	1.52%
Core return on average common equity	6.21%	5.56%	6.97%	7.16%	7.09%	14.20%
Core return on average tangible common equity	8.27%	7.39%	9.26%	9.51%	9.43%	19.11%
Core earnings per diluted common share	$0.54	$0.49	$0.60	$0.62	$0.60	$1.16
Efficiency ratio - Non-GAAP basis	65.31%	66.73%	66.16%	60.91%	60.68%	56.87%
Per share data:
Net income attributable to common shareholders	$22,800	$20,346	$26,066	$20,719	$24,712	$51,084
Basic net income per common share	$0.51	$0.45	$0.58	$0.46	$0.55	$1.14
Diluted net income per common share	$0.51	$0.45	$0.58	$0.46	$0.55	$1.14
Weighted average diluted common shares	45,145,214	45,086,471	45,009,574	44,960,455	44,888,759	44,872,582
Dividends declared per share	$0.34	$0.34	$0.34	$0.34	$0.34	$0.34
Non-interest income:
Service charges on deposit accounts	2,939	2,817	2,749	2,704	2,606	2,388
Mortgage banking activities	1,621	1,374	792	1,682	1,817	1,245
Wealth management income	10,455	9,958	9,219	9,391	9,031	8,992
Income from bank owned life insurance	1,816	1,160	1,207	845	1,251	907
Bank card fees	445	413	454	450	447	418
Other income	2,311	2,645	2,139	2,319	2,024	2,001
Total non-interest income	$19,587	$18,367	$16,560	$17,391	$17,176	$15,951
Non-interest expense:
Salaries and employee benefits	$37,821	$36,698	$35,482	$44,853	$40,931	$38,926
Occupancy expense of premises	4,805	4,816	4,558	4,609	4,764	4,847
Equipment expenses	3,868	3,963	3,987	3,811	3,760	4,117
Marketing	1,288	742	1,242	729	1,589	1,543
Outside data services	3,286	3,103	3,000	2,819	2,853	2,514
FDIC insurance	2,951	2,911	2,615	2,333	2,375	2,138
Amortization of intangible assets	2,135	2,069	1,403	1,245	1,269	1,306
Professional fees and services	4,946	4,880	5,628	4,509	4,161	3,684
Other expenses	7,004	8,824	9,227	7,563	7,434	7,230
Total non-interest expense	$68,104	$68,006	$67,142	$72,471	$69,136	$66,305

Sandy Spring Bancorp, Inc. and Subsidiaries
HISTORICAL TRENDS - QUARTERLY FINANCIAL DATA - UNAUDITED

	2024		2023
(Dollars in thousands, except per share data)	Q2	Q1	Q4	Q3	Q2	Q1
Balance sheets at quarter end:
Commercial investor real estate loans	$4,933,329	$4,997,879	$5,104,425	$5,137,694	$5,131,210	$5,167,456
Commercial owner-occupied real estate loans	1,747,708	1,741,113	1,755,235	1,760,384	1,770,135	1,769,928
Commercial AD&C loans	1,184,296	1,090,259	988,967	938,673	1,045,742	1,046,665
Commercial business loans	1,601,510	1,509,592	1,504,880	1,454,709	1,423,614	1,437,478
Residential mortgage loans	1,521,890	1,511,624	1,474,521	1,432,051	1,385,743	1,328,524
Residential construction loans	78,027	97,685	121,419	160,345	190,690	223,456
Consumer loans	417,161	416,132	417,542	416,436	422,505	421,734
Total loans	11,483,921	11,364,284	11,366,989	11,300,292	11,369,639	11,395,241
Allowance for credit losses - loans	(125,863)	(123,096)	(120,865)	(123,360)	(120,287)	(117,613)
Loans held for sale	18,961	16,627	10,836	19,235	21,476	16,262
Investment securities	1,401,511	1,405,490	1,414,453	1,392,078	1,463,554	1,528,336
Total assets	14,008,343	13,888,133	14,028,172	14,135,085	13,994,545	14,129,007
Noninterest-bearing demand deposits	2,931,405	2,817,928	2,914,161	3,013,905	3,079,896	3,228,678
Total deposits	11,340,228	11,227,200	10,996,538	11,151,012	10,958,922	11,075,991
Customer repurchase agreements	75,038	71,529	75,032	66,581	74,510	47,627
Total stockholders' equity	1,599,004	1,589,364	1,588,142	1,537,914	1,539,032	1,536,865
Quarterly average balance sheets:
Commercial investor real estate loans	$4,964,406	$5,057,334	$5,125,028	$5,125,459	$5,146,632	$5,136,204
Commercial owner-occupied real estate loans	1,734,106	1,746,042	1,755,048	1,769,717	1,773,039	1,769,680
Commercial AD&C loans	1,133,506	1,030,763	960,646	995,682	1,057,205	1,082,791
Commercial business loans	1,551,798	1,508,336	1,433,035	1,442,518	1,441,489	1,444,588
Residential mortgage loans	1,518,748	1,491,277	1,451,614	1,406,929	1,353,809	1,307,761
Residential construction loans	86,638	110,456	142,325	174,204	211,590	223,313
Consumer loans	417,206	417,539	419,299	421,189	423,306	424,122
Total loans	11,406,408	11,361,747	11,286,995	11,335,698	11,407,070	11,388,459
Loans held for sale	14,497	8,142	10,132	13,714	17,480	8,324
Investment securities	1,538,624	1,536,127	1,544,173	1,589,342	1,639,324	1,679,593
Interest-earning assets	13,292,995	13,411,810	13,462,583	13,444,117	13,423,589	13,316,165
Total assets	13,956,261	14,061,935	14,090,423	14,086,342	14,094,653	13,949,276
Noninterest-bearing demand deposits	2,790,620	2,730,295	2,958,254	3,041,101	3,137,971	3,480,433
Total deposits	11,245,476	11,086,145	11,089,587	11,076,724	10,928,038	11,049,991
Customer repurchase agreements	62,161	72,836	66,622	67,298	58,382	60,626
Total interest-bearing liabilities	9,441,015	9,583,074	9,418,666	9,332,617	9,257,652	8,806,720
Total stockholders' equity	1,579,582	1,584,902	1,546,312	1,538,553	1,535,465	1,491,929
Financial measures:
Average equity to average assets	11.32%	11.27%	10.97%	10.92%	10.89%	10.70%
Average investment securities to average earning assets	11.57%	11.45%	11.47%	11.82%	12.21%	12.61%
Average loans to average earning assets	85.81%	84.71%	83.84%	84.32%	84.98%	85.52%
Loans to assets	81.98%	81.83%	81.03%	79.94%	81.24%	80.65%
Loans to deposits	101.27%	101.22%	103.37%	101.34%	103.75%	102.88%
Assets under management	$6,215,697	$6,165,509	$5,999,520	$5,536,499	$5,742,888	$5,477,560
Capital measures:
Tier 1 leverage (1)	9.70%	9.56%	9.51%	9.50%	9.42%	9.44%
Common equity tier 1 capital to risk-weighted assets (1)	11.28%	10.96%	10.90%	10.83%	10.65%	10.53%
Tier 1 capital to risk-weighted assets (1)	11.28%	10.96%	10.90%	10.83%	10.65%	10.53%
Total regulatory capital to risk-weighted assets (1)	15.49%	15.05%	14.92%	14.85%	14.60%	14.43%
Book value per common share	$35.45	$35.37	$35.36	$34.26	$34.31	$34.37
Outstanding common shares	45,109,671	44,940,147	44,913,561	44,895,158	44,862,369	44,712,497
(1) Estimated ratio at June 30, 2024.

Sandy Spring Bancorp, Inc. and Subsidiaries
LOAN PORTFOLIO QUALITY DETAIL - UNAUDITED

	2024		2023
(Dollars in thousands)	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,
Non-performing assets:
Loans 90 days past due:
Commercial real estate:
Commercial investor real estate	$—	$—	$—	$—	$—	$215
Commercial owner-occupied real estate	—	—	—	—	—	—
Commercial AD&C	—	—	—	—	—	—
Commercial business	—	20	20	415	29	3,002
Residential real estate:
Residential mortgage	338	340	342	—	692	352
Residential construction	—	—	—	—	—	—
Consumer	—	—	—	—	—	—
Total loans 90 days past due	338	360	362	415	721	3,569
Non-accrual loans:
Commercial real estate:
Commercial investor real estate	55,498	55,579	58,658	20,108	20,381	15,451
Commercial owner-occupied real estate	9,403	4,394	4,640	4,744	4,846	4,949
Commercial AD&C	2,127	556	1,259	1,422	569	—
Commercial business	8,455	7,164	10,051	9,671	9,393	9,443
Residential real estate:
Residential mortgage	12,228	11,835	12,332	10,766	10,153	8,935
Residential construction	539	542	443	449	—	—
Consumer	4,400	4,011	4,102	4,187	3,396	4,900
Total non-accrual loans	92,650	84,081	91,485	51,347	48,738	43,678
Total non-performing loans	92,988	84,441	91,847	51,762	49,459	47,247
Other real estate owned (OREO)	2,700	2,700	—	261	611	645
Total non-performing assets	$95,688	$87,141	$91,847	$52,023	$50,070	$47,892

	For the Quarter Ended,
(Dollars in thousands)	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023	z	March 31, 2023
Analysis of non-accrual loan activity:
Balance at beginning of period	$84,081	$91,485	$51,347	$48,738	$43,678		$34,782
Non-accrual balances transferred to OREO	—	(2,700)	—	—	—		—
Non-accrual balances charged-off	—	(1,550)	—	(183)	(2,049)		(126)
Net payments or draws	(1,427)	(4,017)	(7,619)	(1,545)	(1,654)		(10,212)
Loans placed on non-accrual	10,038	1,490	47,920	4,967	9,276		19,714
Non-accrual loans brought current	(42)	(627)	(163)	(630)	(513)		(480)
Balance at end of period	$92,650	$84,081	$91,485	$51,347	$48,738		$43,678

Analysis of allowance for credit losses - loans:
Balance at beginning of period	$123,096	$120,865	$123,360	$120,287	$117,613		$136,242
Provision/ (credit) for credit losses - loans	2,961	3,331	(2,574)	3,171	4,454		(18,945)
Less loans charged-off, net of recoveries:
Commercial real estate:
Commercial investor real estate	(3)	(2)	(3)	(3)	(14)		(5)
Commercial owner-occupied real estate	(27)	(27)	(27)	(25)	(27)		(26)
Commercial AD&C	(23)	(283)	—	—	—		—
Commercial business	(28)	1,550	(105)	15	363		(127)
Residential real estate:
Residential mortgage	39	(6)	(6)	(4)	35		21
Residential construction	—	—	—	—	—		—
Consumer	236	(132)	62	115	1,423		(179)
Net charge-offs/ (recoveries)	194	1,100	(79)	98	1,780		(316)
Balance at the end of period	$125,863	$123,096	$120,865	$123,360	$120,287		$117,613

Asset quality ratios:
Non-performing loans to total loans	0.81%	0.74%	0.81%	0.46%	0.44%		0.41%
Non-performing assets to total assets	0.68%	0.63%	0.65%	0.37%	0.36%		0.34%
Allowance for credit losses to loans	1.10%	1.08%	1.06%	1.09%	1.06%		1.03%
Allowance for credit losses to non-performing loans	135.35%	145.78%	131.59%	238.32%	243.21%		248.93%
Annualized net charge-offs/ (recoveries) to average loans	0.01%	0.04%	—%	—%	0.06%		(0.01)%

Sandy Spring Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES - UNAUDITED

	Three Months Ended June 30,
	2024			2023
(Dollars in thousands and tax-equivalent)	Average Balances	Interest (1)	Annualized Average Yield/Rate	Average Balances	Interest (1)	Annualized Average Yield/Rate
Assets
Commercial investor real estate loans	$4,964,406	$58,729	4.76%	$5,146,632	$58,784	4.58%
Commercial owner-occupied real estate loans	1,734,106	20,763	4.82	1,773,039	20,575	4.65
Commercial AD&C loans	1,133,506	22,973	8.15	1,057,205	20,663	7.84
Commercial business loans	1,551,798	26,012	6.74	1,441,489	22,715	6.32
Total commercial loans	9,383,816	128,477	5.51	9,418,365	122,737	5.23
Residential mortgage loans	1,518,748	13,940	3.67	1,353,809	11,957	3.53
Residential construction loans	86,638	1,076	5.00	211,590	1,808	3.43
Consumer loans	417,206	8,499	8.19	423,306	8,325	7.89
Total residential and consumer loans	2,022,592	23,515	4.66	1,988,705	22,090	4.45
Total loans (2)	11,406,408	151,992	5.36	11,407,070	144,827	5.09
Loans held for sale	14,497	309	8.53	17,480	307	7.04
Taxable securities	1,200,676	7,216	2.40	1,289,529	6,848	2.12
Tax-advantaged securities	337,948	2,308	2.73	349,795	2,248	2.57
Total investment securities (3)	1,538,624	9,524	2.48	1,639,324	9,096	2.22
Interest-bearing deposits with banks	332,932	4,424	5.34	359,093	4,922	5.50
Federal funds sold	534	3	2.73	622	4	2.87
Total interest-earning assets	13,292,995	166,252	5.03	13,423,589	159,156	4.75

Less: allowance for credit losses - loans	(123,431)			(117,587)
Cash and due from banks	84,968			96,487
Premises and equipment, net	59,574			70,691
Other assets	642,155			621,473
Total assets	$13,956,261			$14,094,653

Liabilities and Stockholders' Equity
Interest-bearing demand deposits	$1,498,287	$6,701	1.80%	$1,439,418	$3,606	1.00%
Regular savings deposits	1,644,533	14,376	3.52	609,721	1,897	1.25
Money market savings deposits	2,789,038	25,545	3.68	3,041,652	22,516	2.97
Time deposits	2,522,998	27,787	4.43	2,699,276	23,306	3.46
Total interest-bearing deposits	8,454,856	74,409	3.54	7,790,067	51,325	2.64
Repurchase agreements	62,161	315	2.04	58,382	184	1.26
Federal funds purchased and Federal Reserve Bank borrowings	52,989	737	5.58	320,661	4,007	5.01
Advances from FHLB	500,000	5,420	4.36	718,132	8,216	4.59
Subordinated debt	371,009	3,947	4.25	370,410	3,947	4.26
Total borrowings	986,159	10,419	4.25	1,467,585	16,354	4.47
Total interest-bearing liabilities	9,441,015	84,828	3.61	9,257,652	67,679	2.93

Noninterest-bearing demand deposits	2,790,620			3,137,971
Other liabilities	145,044			163,565
Stockholders' equity	1,579,582			1,535,465
Total liabilities and stockholders' equity	$13,956,261			$14,094,653

Tax-equivalent net interest income and spread		$81,424	1.42%		$91,477	1.82%
Less: tax-equivalent adjustment		1,139			1,006
Net interest income		$80,285			$90,471

Interest income/earning assets			5.03%			4.75%
Interest expense/earning assets			2.57			2.02
Net interest margin			2.46%			2.73%
(1)Tax-equivalent income has been adjusted using the combined marginal federal and state rate of 25.37% and 25.47% for 2024 and 2023, respectively. The annualized taxable-equivalent adjustments utilized in the above table to compute yields aggregated to $1.1 million and $1.0 million in 2024 and 2023, respectively.
(2)Non-accrual loans are included in the average balances.
(3)Available-for-sale investments are presented at amortized cost.

Sandy Spring Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES - UNAUDITED

	Six Months Ended June 30,
	2024			2023
(Dollars in thousands and tax-equivalent)	Average Balances	Interest (1)	Annualized Average Yield/Rate	Average Balances	Interest (1)	Annualized Average Yield/Rate
Assets
Commercial investor real estate loans	$5,010,870	$118,371	4.75%	$5,141,447	$116,585	4.57%
Commercial owner-occupied real estate loans	1,740,074	41,481	4.79	1,771,369	40,173	4.57
Commercial AD&C loans	1,082,134	44,226	8.22	1,069,927	40,502	7.63
Commercial business loans	1,530,067	52,073	6.84	1,443,030	44,915	6.28
Total commercial loans	9,363,145	256,151	5.50	9,425,773	242,175	5.18
Residential mortgage loans	1,505,013	27,745	3.69	1,330,912	23,375	3.51
Residential construction loans	98,547	2,332	4.76	217,419	3,622	3.36
Consumer loans	417,372	17,040	8.21	423,711	15,912	7.57
Total residential and consumer loans	2,020,932	47,117	4.67	1,972,042	42,909	4.37
Total loans (2)	11,384,077	303,268	5.35	11,397,815	285,084	5.04
Loans held for sale	11,320	437	7.72	12,927	459	7.10
Taxable securities	1,194,561	13,879	2.32	1,293,626	13,856	2.14
Tax-advantaged securities	342,815	4,563	2.66	365,721	4,458	2.44
Total investment securities (3)	1,537,376	18,442	2.40	1,659,347	18,314	2.21
Interest-bearing deposits with banks	419,197	11,210	5.38	299,606	7,608	5.12
Federal funds sold	434	8	3.79	477	8	3.50
Total interest-earning assets	13,352,404	333,365	5.02	13,370,172	311,473	4.69

Less: allowance for credit losses - loans	(121,459)			(127,189)
Cash and due from banks	83,817			95,776
Premises and equipment, net	59,675			69,202
Other assets	634,662			614,403
Total assets	$14,009,099			$14,022,364

Liabilities and Stockholders' Equity
Interest-bearing demand deposits	$1,487,624	$12,602	1.70%	$1,410,797	$6,236	0.89%
Regular savings deposits	1,544,623	27,256	3.55	557,830	2,260	0.82
Money market savings deposits	2,760,165	50,191	3.66	3,170,010	43,854	2.79
Time deposits	2,612,942	57,726	4.44	2,541,784	39,763	3.15
Total interest-bearing deposits	8,405,354	147,775	3.54	7,680,421	92,113	2.42
Repurchase agreements	67,498	709	2.11	59,498	205	0.69
Federal funds purchased and Federal Reserve Bank borrowings	145,181	3,729	5.16	246,354	6,090	4.99
Advances from FHLB	523,077	11,393	4.38	676,823	15,423	4.60
Subordinated debt	370,935	7,893	4.26	370,334	7,893	4.26
Total borrowings	1,106,691	23,724	4.31	1,353,009	29,611	4.41
Total interest-bearing liabilities	9,512,045	171,499	3.62	9,033,430	121,724	2.72

Noninterest-bearing demand deposits	2,760,458			3,308,256
Other liabilities	154,354			166,861
Stockholders' equity	1,582,242			1,513,817
Total liabilities and stockholders' equity	$14,009,099			$14,022,364

Tax-equivalent net interest income and spread		$161,866	1.40%		$189,749	1.97%
Less: tax-equivalent adjustment		2,238			1,976
Net interest income		$159,628			$187,773

Interest income/earning assets			5.02%			4.69%
Interest expense/earning assets			2.58			1.83
Net interest margin			2.44%			2.86%
(1)Tax-equivalent income has been adjusted using the combined marginal federal and state rate of 25.37% and 25.47% for 2024 and 2023, respectively. The annualized taxable-equivalent adjustments utilized in the above table to compute yields aggregated to $2.2 million and $2.0 million in 2024 and 2023, respectively.
(2)Non-accrual loans are included in the average balances.
(3)Available-for-sale investments are presented at amortized cost.